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                                                                   EXHIBIT 10.10


                       UNITED STATES FILTER CORPORATION
                         EXECUTIVE SEVERANCE PAY PLAN
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     THIS UNITED STATES FILTER CORPORATION EXECUTIVE SEVERANCE PAY PLAN (this
"PLAN"), adopted on June 9, 1998 effective as of January 1, 1998, by UNITED STATES FILTER CORPORATION, a Delaware corporation (the "COMPANY"), is a welfare benefit plan which is designed to provide payments upon severance to certain executives of the Company.

                             W I T N E S S E T H:

                                   ARTICLE I
                             TITLE AND DEFINITIONS

1.1  TITLE.

          This Plan shall be known as the "United States Filter Corporation Executive Severance Pay Plan."


1.2  DEFINITIONS.

          Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

          "Cause" shall mean (a) for an Eligible Executive other than the Company's Chief Executive Officer, a termination of employment on the grounds of the Eligible Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional and continuing failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses) and (b) for the Company's Chief Executive Officer, "Cause" as defined in the Employment Agreement between the Company and the Chief Executive Officer. For purposes hereof, no act or failure to act, on the part of an Eligible Executive, shall be considered "willful" unless it is done, or omitted to be done, by an Eligible Executive in bad faith or without reasonable belief that an

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Eligible Executive's action or omission was in the best interests of the
Company. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or based upon the advice of counsel to the Company shall be conclusively presumed to be done, or omitted to be done, by an Eligible Executive in good faith and in the best interests of the Company. In addition, if the Eligible Executive's employment is terminated for Cause within one year following a Change of Control, an Eligible Executive other than the Company's Chief Executive Officer shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Eligible Executive a copy of a resolution, duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board of Directors of the Company (the "Board") at a meeting of the Board (after reasonable notice to the Eligible Executive and an opportunity for the Eligible Executive, together with his or her counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the Eligible Executive's termination is for Cause and specifying the particulars thereof in detail. Such finding shall be subject to a complete and de novo review as to reasonableness and good faith. For the Company's Chief Executive Officer, the procedure contained in the Employment Agreement between the Company and the Chief Executive Officer shall apply in determining whether termination was for "Cause."

          "Change of Control" shall mean the occurrence of any of the following:

          (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing) of "beneficial ownership" (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act, except that a person shall be deemed to be a "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all outstanding shares of any class or classes (however designated) of capital stock of the Company entitled to vote generally in the election of the Board;

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          (ii)  during any year or any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another person, other than (x) a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock other than shares of capital stock owned by any of the parties to the consolidation or merger; (y) a merger that is effected solely to change the jurisdiction of incorporation of the Company; or (z) any consolidation with or merger of the Company into a wholly-owned subsidiary, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly-owned subsidiaries in any one transaction or a series of transactions;
or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, unless otherwise determined by the Board, no change in control of the Company shall be deemed to have occurred for purposes of determining an Eligible Executive's eligibility to receive Severance Benefits under this Plan if (x) the Eligible Executive is a member of a group that first announces a proposal which, if successful, would result in a Change of Control, which proposal (including any modifications thereof) is ultimately successful, or (y) the Eligible Executive acquires a two percent or more equity

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interest in the entity that ultimately acquires the Company pursuant to the transaction described in (x) of this paragraph.

          "Committee" shall mean the committee appointed by, and serving at the pleasure of, the Compensation Committee of the Board.

          "Company" shall mean United States Filter Corporation, a Delaware corporation, and any subsidiary of United States Filter Corporation.

          "Base Salary" shall mean an Eligible Executive's rate of base pay from the Company which is set forth in the Eligible Executive's Employment Agreement, as adjusted from time to time.

          "Eligible Executive" shall mean an employee of the Company whose name appears on the list of Company executives, attached hereto as Exhibit A, which shall be updated from time to time. To receive Severance Benefits, an Eligible Executive must also meet the requirements set forth in Section 2.1.

          "Employment Agreement" shall mean the agreement between the Company and an Eligible Executive, setting forth the terms of his or her employment.

          "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Good Reason" shall mean (a) for an Eligible Executive other than the Company's Chief Executive Officer, without the prior written consent of an Eligible Executive, (i) an Eligible Executive's compensation or benefits is decreased, other than an immaterial decrease in benefits uniformly applicable to substantially all full-time Company employees, (ii) an Eligible Executive suffers a reduction in duties, responsibilities or effective authority associated with his or her titles and

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positions as set forth and described in an Eligible Executive's Employment
Agreement or is assigned any duties or responsibilities inconsistent in any material respect therewith, (iii) the Company fails to substantially perform any material term or provision in the Plan or an Eligible Executive's Employment Agreement, (iv) the principal office of an Eligible Executive is relocated by more than fifty (50) miles from its location as of the date this Plan is executed, (v) the Company fails to obtain the full assumption of the Plan and an Eligible Executive's Employment Agreement by a successor entity, or (vi) the Company purports to terminate an Eligible Executive's employment for Cause and such purported termination of employment is not effected in accordance the terms of an Eligible Executive's Employment Agreement or this Plan, and (b) for the Company's Chief Executive Officer, "Good Reason" as defined in the Employment Agreement between the Company and the Chief Executive Officer.

          "Plan" shall mean the United States Corporation Executive Severance Pay Plan, now in effect or hereafter amended.

          "Severance Benefit" shall mean the benefit provided under Section 3.1.

          "Severance Date" shall mean the last day on which an Eligible Executive of the Company completes an hour of service for the Company.

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                                  ARTICLE II
                                  ELIGIBILITY

2.1  ELIGIBILITY REQUIREMENTS.

          An Eligible Executive shall be entitled to a Severance Benefit hereunder only if:

          (a)  The Committee determines, pursuant to its powers and duties under
Section 4.1, that the Eligible Executive's employment with the Company was terminated (i) by the Company without Cause, or (ii) by the Eligible Executive for Good Reason. An Eligible Executive shall not be entitled to a Severance Benefit if his or her employment with the Company terminated as a result of death or disability.

          (b) During the term of his employment with the Company and for a period of 12 months from the date of termination, the Eligible Executive does not (except as provided below) in any manner directly or indirectly, though any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise engage or assist any other person, firm, corporation or enterprise in engaging in any business then being conducted by the Company (but not later than as of the date of termination) in any geographic area in which the Company is then conducting such business. This subsection (b) shall not apply following the term of employment if the Eligible Executive is terminated without Cause or terminates for Good Reason following a Change of Control.

          (c) The Eligible Executive does not (except as provided below) during the term of his employment with the Company and for one year thereafter, in any manner, directly

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or indirectly induce or attempt to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever (other than for poor performance of an employee employed by the Company at such time). This subsection (c) shall not apply following the term of employment if the Eligible Executive is terminated without Cause or terminates for Good Reason following a Change of Control.

          (d) The Eligible Executive shall not, at any time during the term of his employment with the Company or thereafter, make use of or disclose, directly or indirectly, any trade secret, customer lists or other confidential or secret information of the Company not available to the public generally or to the competitors of the Company ("Confidential Information"), except to the extent that such Confidential Information becomes a matter of public record or is otherwise available to the general public, other than as a result of any act or omission of the Eligible Executive, or is required to be disclosed by law, regulation or order of any court or regulatory commission, department or agency.

                                  ARTICLE III
                        BENEFITS PAYABLE UNDER THE PLAN

3.1  SEVERANCE BENEFITS PAYABLE UNDER THE PLAN.

          (a) GENERALLY APPLICABLE BENEFIT. The Severance Benefit payable to an Eligible Executive (other than the Chief Executive Officer) shall be sum of the amounts described in (1) and (2) below:

               (1) The sum of his Base Salary for the balance of the term of his Employment Agreement, plus the target annual incentive bonus scheduled for the year in which employment terminated (determined without regard to any performance goals) times the number of full and partial years (determined on the basis of days, assuming a year of 365 days) remaining in the term of the Employment Agreement.

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               (2)  If an Eligible Executive becomes entitled to severance benefits hereunder, the Company shall, at its expense, engage a nationally recognized employee benefits consulting firm to estimate the value of the health, life insurance, disability and accident insurance plans or programs covering the Eligible Executive and his dependents prior to the termination of employment. The amount payable under this subsection (3) shall be a cash lump sum equal to the greater of the present value of such coverage for the remaining term of the Eligible Executive's Employment Agreement, or 1.5 times the present value of one year of such coverage.

          (b) BENEFIT FOR CHIEF EXECUTIVE OFFICER. The Severance Benefit payable to the Chief Executive Officer shall be the sum of his Base Salary for the balance of the term of his Employment Agreement, plus the target annual incentive bonus scheduled for each year following the year in which employment terminated for the balance of the term of the Employment Agreement (determined without regard to any performance goals.)

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3.2  PAYMENT OF SEVERANCE BENEFITS.

          (a) Payment of the Severance Benefit under this Plan to an Eligible Executive shall be made within thirty (30) days after the Eligible Executive's termination of employment. The Severance Benefit shall be paid in the form of a single lump sum in cash.

          (b) If the Eligible Executive does not comply with any or all of the requirements of Sections 2.1(c), 2.1(d) or 2.1(e), any remaining unpaid Severance Benefit shall be irrevocably forfeited.

          (c) If the Eligible Executive dies after a qualifying termination of employment but before his or her entire Severance Benefit has been paid, the Severance Benefit shall be paid within thirty (30) days from the date of death to the estate or personal representative of the Eligible Executive.

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                                  ARTICLE IV
                              PLAN ADMINISTRATION

4.1  POWERS AND DUTIES OF THE COMMITTEE.

          The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA). The Company delegates its duties under the Plan to the Committee. The Committee and its delegates shall be named fiduciaries of this Plan to the extent required by ERISA. The Committee shall enforce this Plan in accordance with its terms, and shall be charged with the general administration of this Plan. The Committee shall have all powers and duties necessary to accomplish its purposes, including but not by way of limitation, the power to do any of the following:

          (a) To determine all questions relating to the eligibility of Eligible Executives to receive payments hereunder;

          (b) To construe and interpret the terms and provisions of this Plan in accordance with Section 4.5;

          (c) To determine and compute the amount and timing of payments payable to Eligible Executives;

          (d) To issue directions to the Company concerning all benefits that are to be paid from the Company's general assets pursuant to the provisions of this Plan, and warrant that all such directions are in accordance with this Plan;

          (e) To maintain all the necessary records for the administration of this Plan;

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          (f)  To provide for disclosure of all information and filing or provision of all reports and statements to Eligible Executives or governmental bodies as shall be required by ERISA;

          (g) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof; and

          (h) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Eligible Executives for Plan benefits, consideration of such claims, review of claim denials and issuance of decisions on review. Such claims procedures at a minimum shall consist of the following:

               (1) The Committee or its delegates shall notify Eligible Executives of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

               (2) The Committee or its delegates shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the date of the claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extensions shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of this Plan on which denial is based,
     (iii) description of

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     any additional material or information necessary for the claimant to perfect his or her claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further review of the denial of the claim under this Plan.

               (3) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or the claimant's duly authorized representative having 60 days after receipt of denial of the claim to request such review, having the right to review all pertinent documents and having the right to submit issues and comments in writing.

               (4) The Committee shall establish a procedure for issuance of a decision by it not later than 60 days after receipt of a request for a review of a claim denial by a claimant unless special circumstances exist, such as the need to hold a hearing or require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

4.2  TRANSMITTAL OF INFORMATION.

          In order to enable the Committee to perform its functions under this Plan, the Company shall supply full and timely information to the Committee on all matters relating to the Base Salary of Eligible Executives, their employment, retirement, death, or the cause for termination of employment and such other pertinent facts as may be required.

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4.3  REPORTS.

          Upon request of the Company, the Committee shall prepare, or cause to be prepared, and shall submit to the Chief Executive Officer of the Company a report with respect to the administration of this Plan that fully informs the Chief Executive Officer of the discharge by the Committee of its responsibilities under this Plan.

4.4  COMPENSATION, EXPENSES, INDEMNITY AND LIABILITY.

          (a) The members of the Committee and its delegates shall serve without compensation for their services hereunder.

          (b) The Committee is authorized at the expense of the Company to employ such legal counsel, and make use of such clerical or other personnel, as it may deem advisable to assist in the performance of its duties hereunder.

          (c) To the extent permitted by applicable law, the Company shall indemnify and save harmless the Committee and each member thereof, and any person to whom the Committee has delegated its duties under this Plan against any and all expenses, liabilities and claims, including legal fees paid to defend against such liabilities and claims, arising out of their discharge of responsibilities in good faith under this Plan, excepting only expenses, liabilities and claims arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to the indemnity and payments of expenses or fees shall be made from the general assets of the Company.

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4.5  MANNER OF ADMINISTERING.

          Prior to a Change of Control, the Committee shall have full discretion to construe and interpret the terms and provisions of this Plan and to determine the eligibility for and amount of benefits under this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Eligible Executive, except as otherwise provided by law. Following a Change of Control, the Committee shall not have discretionary authority concerning this Plan, and any determinations of the Committee following a Change of Control shall be reviewed on a de novo basis.

4.6  ARBITRATION.

          Any disputes arising under this Plan shall be resolved in accordance with the arbitration provisions of the Eligible Executive's Employment Agreement.


                                   ARTICLE V
                           AMENDMENT AND SUCCESSION

5.1  AMENDMENTS.

          The Board shall have the right to amend this Plan from time to time and to amend further or cancel any such amendment; provided, however, that the Board shall not have the right to amend this Plan, nor shall the Board amend, discontinue, cancel or terminate this Plan without the prior written approval of an Eligible Executive. Any such amendment shall be effective in the manner and at the time therein set forth, and the Company and all employees of the Company shall be bound thereby; provided, however, that no such amendment shall be effective with respect to an Eligible Executive whose employment was terminated prior to the date of adoption of such amendment, and no such amendment following a Change of Control may (a) reduce any benefit to which an Eligible Executive is or may become entitled, or (b) change the eligibility requirements for benefits hereunder.

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5.2  SUCCESSORS.

          This Plan shall inure to the benefit of and be binding upon the Company and its successors and assigns. Upon a Change of Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. For purposes hereof, the "Company" shall be deemed to include any successor to the Company's business and/or assets as aforesaid which assumes and agrees to perform this Plan or an Eligible Executive's Employment Agreement by operation of law or otherwise.

                                  ARTICLE VI
                                 MISCELLANEOUS

6.1  LIMITATION ON ELIGIBLE EXECUTIVES' RIGHTS.

          Neither eligibility nor payments made under this Plan shall give any Eligible Executive the right to be retained in the Company's employ. Inclusion under this Plan will not give any Eligible Executive any right to claim any benefit hereunder except to the extent such right is expressly provided herein or in an Eligible Executive's Employment Agreement.

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6.2      UNSECURED GENERAL CREDITOR.

  All Eligible Executives and their heirs, successors, assigns and personal representatives shall have no legal or equitable rights, claims or interest in any specific property or assets of the Company with respect to benefits payable under this Plan. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfillment of the obligations of the Company under this Plan. The Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of all Eligible Executives shall be no greater than those of unsecured general creditors.

6.3      WITHHOLDING.

  There shall be deducted from each payment under this Plan all taxes that are required by applicable law or regulation to be withheld by the Company with respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

6.4      RESTRICTION AGAINST ALIENATION.

  None of the benefits, payments, proceeds or claims of any Eligible Executive shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Eligible Executive have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under this Plan.

6.5      GOVERNING LAW.

  This Plan shall be construed, administered, and governed in all respects under

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applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan being a welfare benefit plan within the meaning of Section 3(1) of ERISA. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. Although it is intended that this entire Plan constitutes a welfare plan within the meaning of Section 3(1) of ERISA, if this Plan is deemed to provide pension benefits to any Eligible Executive, then the portion of the Plan providing pension benefits shall be deemed a separate plan. Such separate plan, if any, is intended to satisfy Section 201(2) of ERISA.

6.6      HEADINGS, ETC., NOT PART OF AGREEMENT.

  Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

6.7      REORGANIZATION OF COMPANY.

  In the event of the dissolution, merger, consolidation, or reorganization of the Company, this Plan shall (subject to the right of the Company to amend or terminate this Plan) continue to be maintained by the Company's successor which upon such succession, shall be deemed the Company hereunder.

6.8      CONSTRUCTION.

  As used in this Plan, the masculine gender shall include the feminine and the singular may include the plural, unless the context clearly indicates to the contrary.

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  IN WITNESS WHEREOF, the undersigned has caused these presents to be executed by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first set forth above.


                              UNITED STATES FILTER CORPORATION



                              By:
                                 -----------------------------

                              Name:
                                   ---------------------------

                              Title:
                                    --------------------------

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                                  EXHIBIT "A"
                              ELIGIBLE EXECUTIVES

Richard J. Heckmann